INTERDIGITAL ANNOUNCES FINANCIAL RESULTS FOR THIRD QUARTER 2025
New license agreements drive Revenue and EPS above increased outlook
Annualized recurring revenue1 at all-time high of $588 million, up 49% YoY
WILMINGTON, Del. October 30, 2025 - InterDigital, Inc. (Nasdaq: IDCC), a mobile, video, and AI technology research and development company, today announced results for the quarter ended September 30, 2025.
•Revenue of $164.7 million, up 28% year-over-year, driven by new license agreements.
•Net income was $67.5 million and diluted EPS was $1.93, up 97% and 69% year-over-year, respectively.
•Non-GAAP EPS2 at $2.55, up 56% year-over-year and Adjusted EBITDA3 of $104.9 million, up 62% year-over-year.
“This was another outstanding quarter for InterDigital with annualized recurring revenue1 up 49% year-over-year to an all-time high of $588 million, and net income and diluted EPS up 97% and 69% respectively,” commented InterDigital President and CEO, Liren Chen. “Among numerous business highlights, we completed the Samsung smartphone arbitration, closed four new license agreements, appointed a new chief licensing officer, once again demonstrated our leadership in key technology standards, and deepened our AI expertise.”
Third Quarter 2025 Financial Highlights, as compared to Third Quarter 2024:

	Three Months Ended September 30,
(in millions, except per share data)	2025	2024	Change
GAAP Results:
Revenue	$164.7	$128.7	28%
Operating expenses	$88.9	$89.3	(1)%
Net income	$67.5	$34.2	97%
Net income margin	41%	27%	14 ppt
Diluted EPS	$1.93	$1.14	69%

Non-GAAP Results:
Adjusted EBITDA [3]	$104.9	$64.8	62%
Adjusted EBITDA margin [3]	64%	50%	14 ppt
Non-GAAP Net income [2]	$78.2	$44.9	74%
Non-GAAP EPS [2]	$2.55	$1.63	56%

Additional Information:
Revenue by type:
Annualized recurring revenue [1]	$588.0	$394.5	49%
Catch-up revenue	$17.7	$30.0	(41)%

Revenue by program:
Smartphone	$136.4	$87.4	56%
CE, IoT/Auto	$28.2	$40.6	(31)%
Other	$0.1	$0.6	(91)%

Return of Capital to Shareholders

(in millions, except per share data)	Share Repurchases		Dividends Declared		Total Return of Capital
	Shares	Value	Per Share	Value
Third quarter 2025	0.1	$35.3	$0.70	$18.0	$53.3
Convertibility of 2027 Notes
Pursuant to the terms of the Indenture governing InterDigital’s 3.50% Senior Convertible Notes due 2027 (the “Notes”), the Notes are convertible during its calendar quarter ending December 31, 2025. The current conversion rate of the Notes is 12.9041 shares of InterDigital’s Common Stock per $1,000 principal amount of the Notes.
Upon the conversion of any Notes, InterDigital will pay cash up to the aggregate principal amount of the Notes to be converted, and will pay cash, shares of its Common Stock, or a combination of cash and shares of its Common Stock for any conversion obligation in excess of the aggregate principal amount being converted, if any, at InterDigital’s election, as set forth in the Indenture governing the Notes.
At the time InterDigital issued the Notes, InterDigital entered into call spread transactions that together were designed to have the economic effect of reducing the net number of shares that will be issued in the event of conversion of the Notes by, in effect, increasing the conversion price of the Notes from InterDigital’s economic standpoint from $77.49 to $105.77. Refer to Footnote 5 of the Financial Statements from InterDigital’s Form 10-Q for the quarter ended September 30, 2025 for more information.
Near Term Outlook
The Company has provided an outlook for fourth quarter and full year 2025, in both cases based on existing agreements only, in the table below. Any new agreements that might be reached over the balance of the fourth quarter would be additive.

(in millions, except per share data)	Q4 2025	Full Year 2025
Revenue	$144 - $148	$820 - $824
Adjusted EBITDA [3]	$68 - $76	$569 - $577
Diluted EPS	$0.72 - $0.95	$11.27 - $11.50
Non-GAAP EPS [2]	$1.38 - $1.63	$14.57 - $14.83
Conference Call Information
InterDigital will host a conference call on Thursday, October 30, 2025 at 10:00 a.m. ET to discuss its third quarter 2025 financial performance and other company matters.
For a live Internet webcast of the conference call, visit www.interdigital.com and click on the “Webcast” link on the Investors page. The company encourages participants to take advantage of the Internet option.
For telephone access to the conference call, visit www.interdigital.com and click on the “Dial In Registration” link on the Investors page. Registration is necessary to obtain a dial-in phone number and PIN to join.
An Internet replay of the conference call will be available on InterDigital’s website under Events in the Investors section. The replay will be available for one year.

About InterDigital®
InterDigital is a global research and development company focused primarily on wireless, video, artificial intelligence (“AI”), and related technologies. We design and develop foundational technologies that enable connected, immersive experiences in a broad range of communications and entertainment products and services. We license our innovations worldwide to companies providing such products and services, including makers of wireless communications devices, consumer electronics, IoT devices, cars and other motor vehicles, and providers of cloud-based services such as video streaming. As a leader in wireless technology, our engineers have designed and developed a wide range of innovations that are used in wireless products and networks, from the earliest digital cellular systems to 5G and today’s most advanced Wi-Fi technologies. We are also a leader in video processing and video encoding/decoding technology, with a significant AI research effort that intersects with both wireless and video technologies. Founded in 1972, InterDigital is listed on Nasdaq.
InterDigital is a registered trademark of InterDigital, Inc.
For more information, visit the InterDigital website: www.interdigital.com.
For additional financial measures, refer to our third quarter 2025 Form 10-Q and the financial metrics tracker, which are available on the Investor Relations section of our website.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include information regarding our current beliefs, plans and expectations. Words such as “believe,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “forecast,” “goal,” “could,” "would," "should," "if," "may," "might," "future," "target," "trend," "seek to," "will continue," "predict," "likely," "in the event," and variations of any such words or similar expressions are intended to identify such forward-looking statements.
Forward-looking statements are made on the basis of management’s current views and assumptions and are not guarantees of future performance. Forward-looking statements, including but not limited to statements regarding our outlook for Q3 and full year 2025, are inherently subject to risks and uncertainties that could cause actual results, and actual events that occur, to differ materially from results contemplated by the forward-looking statements. These risks and uncertainties include, but are not limited to: (i) unanticipated delays or difficulties in the execution of patent license agreements on acceptable terms or at all; (ii) our ability to expand our revenue opportunities by entering into licensing arrangements with streaming and cloud-based service providers; (iii) the resolution of legal proceedings, including any awards or judgments relating to such proceedings, and changes in the schedules or costs associated therewith; (iv) our ability to maintain a strong patent portfolio and make strategic decisions related to our intellectual property protection; (v) our ability to successfully integrate Deep Render and to recognize the anticipated benefits of the transaction; (vi) the failure of markets for our technologies to materialize to the extent that we expect; (vii) our continued ability to develop new technologies; (viii) changes in our interpretations of, and assumptions and calculations with respect to the impact on us of, the One Big Beautiful Bill Act, the 2017 Tax Cuts and Jobs Act and other U.S. and non-U.S. tax laws; (ix) the timing and impact of potential regulatory, administrative and legislative matters; (x) the potential effects of macroeconomic conditions or trade conflicts; (xi) our ability to hire and retain key personnel; (xii) operational risks, including cybersecurity events, human failures or other difficulties with our information technology systems; and (xiii) risks related to any new accounting standards or our assumptions and application of relevant accounting standards, including with respect to revenue recognition.
We undertake no duty to revise or update publicly any forward-looking statement for any reason, except as otherwise required by law.

Footnotes
1    Annualized recurring revenue ("ARR") for any quarter is defined as total revenue for the quarter less catch-up revenue for the quarter, multiplied by four. Management believes ARR provides useful information about our financial performance, and our progress toward our 2030 targets. ARR is not a projection or forecast, and actual recurring revenue for any 12-month period will depend on a number of factors beyond our ability to predict or control, including those risks and uncertainties listed above. Additionally, ARR may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.
2    Non-GAAP net income, Non-GAAP EPS, and Non-GAAP weighted-average diluted shares are supplemental non-GAAP financial measures that InterDigital believes provides investors with important insight into the Company's ongoing business performance. InterDigital defines Non-GAAP net income as net income attributable to InterDigital, Inc. plus share-based compensation, acquisition related amortization, depreciation and amortization, restructuring costs, impairment charges and one-time adjustments, losses on extinguishments of long-term debt, the related income tax effect of the preceding items, and adjustments to income taxes. Non-GAAP EPS is defined as Non-GAAP net income divided by Non-GAAP weighted average diluted shares, which adjusts the weighted average number of common shares outstanding for the dilutive effect of the Company's convertible notes, offset by our hedging arrangements. InterDigital’s computation of these non-GAAP financial measures might not be comparable to similarly named measures reported by other companies. The presentation of these financial measures, which are not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. A reconciliation of each of these metrics to its most directly comparable GAAP financial measure is provided below.
3    Adjusted EBITDA and Adjusted EBITDA margin are supplemental non-GAAP financial measures that InterDigital believes provide investors with important insight into the Company's ongoing business performance. InterDigital defines Adjusted EBITDA as net income attributable to InterDigital Inc. plus net loss attributable to non-controlling interest, income tax (provision) benefit, other income (expense) & interest expense, depreciation and amortization, share-based compensation, and other items. Other items include restructuring costs, impairment charges and other non-recurring items. Adjusted EBITDA margin is Adjusted EBITDA over total revenue. These non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The presentation of these financial measures, which are not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. A reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure is provided below.

SUMMARY CONSOLIDATED STATEMENTS OF INCOME
(in thousands except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue	$164,682	$128,679	$675,785	$615,714
Operating expenses:
Research and portfolio development	53,068	48,331	154,172	147,851
Licensing	19,715	27,467	61,301	149,212
General and administrative	16,091	13,539	47,245	41,665
Total operating expenses	88,874	89,337	262,718	338,728

Income from operations	75,808	39,342	413,067	276,986

Interest expense	(10,019)	(10,681)	(29,427)	(34,086)
Other income, net	10,188	12,554	35,590	33,483
Income before income taxes	75,977	41,215	419,230	276,383
Income tax provision	(8,474)	(7,025)	(55,557)	(50,877)
Net income	$67,503	$34,190	$363,673	$225,506

Net income per common share
Basic	$2.62	$1.36	$14.09	$8.92
Diluted	$1.93	$1.14	$10.68	$7.84
Weighted average number of common shares outstanding
Basic	25,797	25,149	25,818	25,286
Diluted	34,925	30,034	34,051	28,759

Cash dividends declared per common share	$0.70	$0.45	$1.90	$1.25

SUMMARY CONSOLIDATED CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Cash flows from operating activities:
Net income	$67,503	$34,190	$363,673	$225,506
Non-cash adjustments	90,142	64,268	107,678	86,433
Working capital changes	238,285	(20,827)	9,708	(232,445)
Net cash provided by operating activities	395,930	77,631	481,059	79,494
Cash flows from investing activities:
Net proceeds from maturities and sales of short-term investments	338	54,306	18,325	173,208
Capitalized patent costs and property and equipment	(15,055)	(12,836)	(55,262)	(35,434)
Long-term investments	—	382	—	1,576
Net cash (used in) provided by investing activities	(14,717)	41,852	(36,937)	139,350
Cash flows from financing activities:
Payments on long-term debt	(14)	—	(1,298)	(139,069)
Repurchase of common stock	(35,252)	(3,056)	(66,669)	(66,726)
Dividends paid	(15,507)	(10,052)	(42,641)	(30,425)
Other	(10,646)	(4,590)	(36,431)	(14,805)
Net cash used in financing activities	(61,419)	(17,698)	(147,039)	(251,025)
Net increase (decrease) in cash, cash equivalents and restricted cash	319,794	101,785	297,083	(32,181)
Cash, cash equivalents and restricted cash, beginning of period	528,836	308,995	551,547	442,961
Cash, cash equivalents and restricted cash, end of period	$848,630	$410,780	$848,630	$410,780

SUMMARY CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	September 30, 2025	December 31, 2024
Assets
Cash, cash equivalents, and short-term investments	$1,263,138	$958,208
Accounts receivable	160,641	188,302
Prepaid and other current assets	56,927	84,312
Property & equipment and patents, net	339,119	327,174
Other long-term assets, net	319,675	277,533
Total assets	$2,139,500	$1,835,529
Liabilities and Shareholders' equity
Current portion of long-term debt	$456,258	$456,329
Current deferred revenue	234,510	178,009
Other current liabilities	94,342	91,472
Long-term deferred revenue	177,403	182,119
Long-term debt & other long-term liabilities	77,011	70,385
Total liabilities	1,039,524	978,314
Total shareholders' equity	1,099,976	857,215
Total liabilities and shareholders' equity	$2,139,500	$1,835,529

RECONCILIATION OF NON-GAAP MEASURES

The following tables present InterDigital's GAAP financial measures reconciled to the non-GAAP financial measures included in this release for the third quarter and year-to-date periods ended September 30, 2025 and 2024:

	Three Months Ended September 30,		Nine Months Ended September 30,
	(in thousands)		(in thousands)
	2025	2024	2025	2024
Net income	$67,503	$34,190	$363,673	$225,506
Income tax provision	8,474	7,025	55,557	50,877
Other income, net & interest expense	(169)	(1,873)	(6,163)	603
Depreciation and amortization	19,804	17,549	57,482	52,165
Share-based compensation	9,301	9,081	30,635	28,122
Other items (a)	—	(1,161)	(483)	(4,361)
Adjusted EBITDA [3]	$104,913	$64,811	$500,701	$352,912
(a)    Other items in the above tables include one-time contra-expenses related to litigation fee reimbursements.

	Three Months Ended September 30,		Nine Months Ended September 30,
	(in thousands, except for per share data)		(in thousands, except for per share data)
	2025	2024	2025	2024
Net income	$67,503	$34,190	$363,673	$225,506
Share-based compensation	9,301	9,081	30,635	28,122
Acquisition related amortization	9,058	8,282	26,608	25,027
Other operating items (a)	—	(1,161)	(483)	(4,361)
Other non-operating items (b)	—	(262)	—	(1,788)
Related income tax effect of above items	(3,855)	(3,347)	(11,920)	(9,870)
Adjustments to income taxes	(3,771)	(1,861)	(9,337)	(4,270)
Non-GAAP net income [2]	$78,236	$44,922	$399,176	$258,366

Weighted average dilutive shares - GAAP	34,925	30,034	34,051	28,759
Less: Dilutive impact of the Convertible Notes	4,276	2,439	3,912	2,084
Weighted average dilutive shares - Non-GAAP [2]	30,649	27,595	30,139	26,675

Diluted EPS	$1.93	$1.14	$10.68	$7.84
Non-GAAP EPS [2]	$2.55	$1.63	$13.24	$9.69
(a)    Other items in the above tables include one-time contra-expenses related to litigation fee reimbursements.
(b)    Other non-operating items includes losses from observable price changes of our long-term strategic investments.

The following tables present a reconciliation between GAAP and non-GAAP versions of the estimated financial measures for the fourth quarter of fiscal 2025 and full year fiscal 2025 included in this release:

	Outlook
	(in millions)
	Q4 2025	Full Year 2025
Net income	$26 - $34	$389 - $397
Income tax provision	8	64
Other income, net & interest expense	—	(6)
Depreciation and amortization	21	78
Share-based compensation	11	42
Other items	2	2
Adjusted EBITDA [3]	$68 - $76	$569 - $577

	Outlook
	(in millions, except for per share data)
	Q4 2025	Full Year 2025
Net income	$26 - $34	$389 - $397
Share-based compensation	11	42
Acquisition related amortization	9	36
Other operating items	2	2
Other non-operating items	—	—
Related income tax effect of above items	(5)	(17)
Adjustments to income taxes	—	(9)
Non-GAAP net income [2]	$43 - $51	$443 - $451

Weighted average dilutive shares - GAAP	35.9	34.5
Less: Dilutive impact of the Convertible Notes	(4.7)	(4.1)
Weighted average dilutive shares - Non-GAAP [2]	31.2	30.4

Diluted EPS	$0.72 - $0.95	$11.27 - $11.50
Non-GAAP EPS [2]	$1.38 - $1.63	$14.57 - $14.83

CONTACT:	InterDigital, Inc.
Email: investor.relations@interdigital.com
+1 (302) 300-1857